CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios 18 of our report dated January 15, 2021, relating to the financial statements and financial highlights, which appears in PGIM Jennison 20/20 Focus Fund's Annual Report on Form N-CSR for the year ended November 30, 2020. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

January 28, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios 18 of our report dated January 15, 2021, relating to the financial statements and financial highlights, which appears in PGIM Jennison MLP Fund's Annual Report on Form N-CSR for the year ended November 30, 2020. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

January 28, 2021